Exhibit 99.4

EXECUTION VERSION

July 13, 2023

Board of Directors

Stratasys Ltd.

1 Holtzman St. Science Park

P.O. Box 2496

Rehovot 7612401

Re:    Escrow Letter for 3D Systems Merger Agreement.

Ladies & Gentlemen:

On behalf of 3D Systems Corporation (“3D Systems” or “we”) and its controlled entities referenced below, we are pleased to submit this binding offer and executed Merger Agreement (as defined below) to combine 3D Systems and Stratasys Ltd. (“Stratasys”) to create an extraordinary new company for the benefit of the shareholders, employees and customers of both of our existing companies on the terms and subject to the conditions set forth in this escrow letter and the attached Merger Agreement, including the following provisions as more fully spelled out in the Merger Agreement:

•

Superior Consideration. Stratasys shareholders will receive, for each of their shares, consideration consisting of $7.50 in cash and 1.5444 shares of the US-listed, Delaware-incorporated TopCo that will hold both 3D Systems and Stratasys (and which shares, in the aggregate, we anticipate will represent approximately 44% of the outstanding shares of such TopCo).

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No Financing Condition. 3D Systems will fund the cash consideration from the pro forma balance sheet of the combined company and, as such, the proposed merger is not subject to any debt or equity financing condition.

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Right to Elect Form of Consideration. Each Stratasys shareholder will have the right to elect to receive its preferred mix of cash and stock consideration, subject to the election, cap and proration mechanisms described in the Merger Agreement.

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3D Systems Picks Up the Desktop Metal Termination Fees. 3D Systems will pay, on behalf of Stratasys, the full amount of any termination fees owing to Desktop Metal, Inc. (“Desktop Metal”) under the currently existing terms of the merger agreement, dated as of May 25, 2023, by and among Stratasys, Desktop Metal and the other parties thereto (the “Desktop Metal Merger Agreement”) as a result of the failure to obtain Stratasys’ shareholder approval of such agreement and as a result of the entrance by Stratasys into the Merger Agreement with 3D Systems and its controlled entities referenced below.

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Tax-Free Stock Consideration. While Stratasys shareholders will need to consult with their own tax advisors, we believe that the structure provided for in the Merger Agreement will enable most Stratasys shareholders to receive the share consideration on a tax-free basis.

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Shares of a US domestic SEC registrant. Stratasys shareholders will receive shares of a Delaware-incorporated, domestic SEC registrant. This transition away from holding shares of a foreign private issuer will result in such shareholders holding shares in an issuer with access to a significantly broader capital markets base.

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Right of Stratasys to Terminate to Accept a Superior Proposal. In contrast to the Desktop Metal Merger Agreement, Stratasys will have the right to terminate the Merger Agreement to enter into a Superior Proposal, ensuring that the shareholders of Stratasys are able to receive, at the end of the day, the best value attainable for their shares.

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Regulatory Clearance Certainty. 3D Systems commits in the Merger Agreement to take all necessary actions, including committing to agree to divestitures and conduct remedies (provided they do not cause a material adverse effect on the combined company) and engaging in litigation, to obtain the requisite regulatory clearances.

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No CFIUS Risks or Approval Conditions. The Desktop Metal Merger Agreement includes CFIUS approval as a closing condition, and Stratasys has disclosed that “CFIUS will review the [Desktop Metal] Merger and could choose to review past or proposed transactions involving new or existing foreign investors in Stratasys or Desktop Metal. Any review and approval of an investment or transaction by CFIUS may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things.” Fortunately for the shareholders of both Stratasys and 3D Systems and in contrast to the proposed Desktop Metal merger, no CFIUS approval is required for the proposed combination of Stratasys and 3D Systems. Accordingly, the attached Merger Agreement does not include CFIUS approval as a closing condition.

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No ‘Change in Control’ Walkaway Uncertainty. The Desktop Metal Merger Agreement contains a highly unusual provision for the termination of the entire agreement if there is a change of control of either merger party before the closing of the merger. In contrast, the Merger Agreement with 3D Systems contains no such uncertainty. Even if a shareholder were to acquire a majority of the outstanding shares of Stratasys, 3D Systems will remain committed to consummate the merger and deliver the superior merger consideration to Stratasys shareholders.

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No Risks Tied to Need for Consents to Unwind Troublesome Contracts. The Desktop Metal Merger Agreement contains another unusual provision – requiring that a number of contracts of Desktop Metal be terminated, amended or modified, presumably to remove material adverse impacts on the combined company – in advance of closing. Indeed, Stratasys is so concerned about the impacts of these undisclosed, troublesome contracts at Desktop Metal that Stratasys commits to pay a $19 million fee in the event Stratasys decides to walkaway from the Desktop Metal Merger Agreement if the counterparties to these contracts do not provide the necessary terminations, amendments and modifications. The Merger Agreement with 3D Systems has no such contingency hanging over the pathway of the shareholders of both companies to realizing superior value upon consummation.

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Deal Certainty. In addition to the points described above, the representations, warranties, covenants, closing conditions and termination rights have been designed to track those in the Desktop Metal Merger Agreement in a manner that results in at least as much deal certainty for Stratasys as the Desktop Metal merger transaction.

For the purpose of entering into the Merger Agreement by and among 3D Systems, a Delaware corporation, Trident-Sun Topco, Inc., a Delaware corporation and wholly owned subsidiary of 3D Systems (“Parent”), Trident-Sun Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“3D Systems Merger Sub”), Shemesh Printing Merger Company 2023 Ltd., an Israeli company and wholly owned subsidiary of Parent (“Stratasys Merger Sub” and, together with 3D Systems, Parent and 3D Systems Merger Sub, the “3D Systems Parties”), and Stratasys, an Israeli company, and attached hereto as Exhibit A (the “Merger Agreement”), each of the 3D Systems Parties hereby delivers its duly executed signature page to the Merger Agreement (each, a “3D Systems Signature Page,” and collectively, the “3D Systems Signature Pages”) to Stratasys on the terms and subject to the conditions set forth in this escrow letter. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Merger Agreement. Each of the 3D Systems Parties hereby agrees, exclusively for the benefit of Stratasys, as follows:

1. Delivery of 3D Systems Signature Pages. Simultaneously with the execution and delivery of this escrow letter, each of the 3D Systems Parties has delivered to Stratasys the 3D Systems Signature Pages. Except as set forth in this escrow letter, the 3D Systems Signature Pages may not be voided, conditioned, retracted or withdrawn, and each of the 3D Systems Parties agrees not to take any action or fail to take any action with the knowledge that the taking or failing to take such action would reasonably be expected to prevent the Merger Agreement from becoming a fully executed, binding and effective agreement upon the execution and delivery by Stratasys of its signature page to the Merger Agreement (the “Stratasys Signature Page”).

2. Creation of a Fully Executed, Binding and Effective Agreement. The Merger Agreement shall not be binding and effective upon any party thereto unless and until the occurrence of both of the following events prior to the termination of this escrow letter:

a.

the termination of the Desktop Metal Merger Agreement in accordance with its terms, other than a termination (i) pursuant to Section 8.1(c) (Termination for Stratasys Breach) thereof; (ii) at a time when the conditions to termination of the Desktop Metal Merger Agreement set forth in Section 8.1(c) (Termination for Stratasys Breach) are satisfied (disregarding the proviso to Section 8.1(c), all waivers of Section 8.1(c), and all notice requirements under Section 8.1(c)) even though the termination is not occurring pursuant to Section 8.1(c); or (iii) following a Willful Breach (as defined in the Desktop Metal Merger Agreement) of the Desktop Metal Merger Agreement by Stratasys (a termination in accordance with this clause (a), a “Qualifying Termination”); and

b.	the subsequent execution and delivery by Stratasys of the Stratasys Signature Page to the 3D Systems Parties.

Following the satisfaction of the conditions in the immediately preceding clauses (a) and (b), this escrow letter shall terminate without any further liability under this escrow letter, the Merger Agreement shall bind the parties thereto in accordance with its terms, and the relationship among the parties to the Merger Agreement shall be governed exclusively as provided in the Merger Agreement.

3. Public Announcement; Entire Agreement. On the date of delivery of this escrow letter, 3D Systems shall file a Form 8-K to announce the delivery of this escrow letter and the terms and conditions of the Merger Agreement. This escrow letter, together with the Merger Agreement, constitutes the entire agreement and commitment of the 3D Systems Parties relating to the subject matter hereof and thereof, and all references by representatives of any of the 3D Systems Parties, including in investor presentations and oral statements, to any binding offer or proposal by any 3D Systems Party to, or agreement by any 3D Systems Party with, Stratasys shall be deemed to incorporate, and be entirely subject to, all of the terms and conditions set forth in this escrow letter and the Merger Agreement. Notwithstanding anything to the contrary, all descriptions and references in this escrow letter to terms and conditions of the Merger Agreement are subject in their entirety to the actual text of the Merger Agreement.

4. Representations and Warranties. Each of the 3D Systems Parties makes the following representations and warranties to Stratasys:

a.

it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), and has all requisite corporate power and authority to execute and deliver this escrow letter and to perform its obligations hereunder;

b.

this escrow letter has been duly approved by all necessary action, has been executed by its duly authorized officers and this escrow letter constitutes its valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

c.

the execution, delivery and performance of this escrow letter will not conflict with, or result in any violation of or default under, its certificate of incorporation, articles of association, bylaws or other organizational document, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture or other binding arrangement to which it is a party or any of its property is subject.

5. Severability. If any term or other provision of this escrow letter is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this escrow letter shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights with respect thereto.

6. Specific Performance. The 3D Systems Parties acknowledge and agree that irreparable damage would occur in the event that any provision of this escrow letter were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. The 3D Systems Parties accordingly agree that, prior to the termination of this escrow letter pursuant to Section 9, Stratasys (and only Stratasys) shall be entitled to an injunction or injunctions to prevent breaches of this escrow letter and to enforce specifically the performance of terms and provisions of this escrow letter as provided for herein, without proof of actual damages (and each 3D Systems Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which it is entitled at law or in equity. The 3D Systems Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

7. Execution in Counterparts. This escrow letter may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the 3D Systems Parties and delivered to Stratasys. The exchange of a fully executed escrow letter (in counterparts or otherwise) by electronic transmission in .pdf format, including using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign) shall be sufficient to bind the parties to the terms and conditions of this escrow letter.

8. Third Party Beneficiaries. Nothing contained in this escrow letter, express or implied, is intended to confer upon any Person, other than Stratasys and the 3D Systems Parties, any rights or remedies. Neither this escrow letter nor any of the rights, interests or obligations under this escrow letter shall be assigned, in whole or in part, by operation of Law or otherwise by Stratasys or any 3D Systems Party without the prior written consent of the other parties and beneficiary, as the case may be. Any purported assignment without such consent shall be void.

9. Termination. Notwithstanding anything to the contrary, the Merger Agreement, this escrow letter, and the offer referenced in this escrow letter shall be deemed withdrawn and terminate automatically without any further action by any 3D Systems Party, and no 3D Systems Party shall have any obligation or liability whatsoever in connection with the Merger Agreement, this escrow letter or the offer referenced in this escrow letter (except that Sections 8 and 10 of this escrow letter shall survive such termination in accordance with their terms), upon the earliest to occur of any of the following:

a.	the failure of Stratasys to execute and deliver the Merger Agreement by 5:00 p.m. Eastern Time on the earlier of August 28, 2023 and the third Business Day following the earlier of:

i.

the conclusion of the Sun Shareholders’ Meeting (as such term is defined in the Desktop Metal Merger Agreement) and any adjournment or postponement thereof without having obtained the Sun Shareholder Approval (as such term is defined in the Desktop Metal Merger Agreement), and

ii.	the occurrence of a Qualifying Termination;

b.	the receipt of the Sun Shareholder Approval (as such term is defined in the Desktop Metal Merger Agreement);

c.

the modification of the Desktop Metal Merger Agreement to remove the requirement to obtain, or remove the condition to have obtained, the Sun Shareholder Approval (as such term is defined in the Desktop Metal Merger Agreement) (or any waiver of such condition);

d.

the consummation of any business combination transaction between or involving Stratasys and Desktop Metal or acquisition by Stratasys of material assets of Desktop Metal or vice versa (including any such business combination or acquisition transaction pursuant to the Desktop Metal Merger Agreement or any amendment, supplement, modification, replacement, substitution or restatement thereof); and

e.

the existence of a Willful Breach (as defined in the Desktop Metal Merger Agreement) or any breach, inaccuracy or noncompliance in any material respect (in each case, disregarding any waivers, consents and notice requirements) on the part of Stratasys in connection with any representation, warranty, covenant or agreement in the Desktop Metal Merger Agreement.

10. Governing Law. This escrow letter, and all claims, causes of action (whether in contract, tort or statute) or other matters that may directly or indirectly result from, arise out of, be in connection with or relating to this escrow letter, or the execution or performance of this escrow letter, or the transactions contemplated by this escrow letter shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

.

[Signature Page Follows]

Sincerely,

3D SYSTEMS CORPORATION

By:	/s/ Andrew M. Johnson
Name:	Andrew M. Johnson
Title:	Chief Legal Officer

TRIDENT-SUN TOPCO, INC.

By:	/s/ Andrew M. Johnson
Name:	Andrew M. Johnson
Title:	Secretary

TRIDENT-SUN MERGER SUB INC.

By:	/s/ Andrew M. Johnson
Name:	Andrew M. Johnson
Title:	Secretary

SHEMESH PRINTING MERGER COMPANY 2023 LTD.

By:	/s/ Andrew M. Johnson
Name:	Andrew M. Johnson
Title:	Director

cc:    Freshfields Bruckhaus Derringer (US) LLP

601 Lexington Avenue

New York, NY 10022

Attention: Ethan A. Klingsberg and Paul M. Tiger

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Adam O. Emmerich and Viktor Sapezhnikov

[Signature Page to Escrow Letter for Merger Agreement]

Exhibit A

Merger Agreement